UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 25, 2008

General Electric Capital Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-14804	06-1109503
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3135 Easton Turnpike, Fairfield, Connecticut		06828-0001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 373-2211

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure

On September 25, 2008, General Electric Company (the “Company” or “GE”), our parent, issued a press release updating GE’s guidance and operating plan. A copy of the press release is furnished herewith as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events

On September 25, 2008, GE revised its guidance for the third quarter and full year, reflecting the unprecedented weakness and unpredictability in the financial services markets. GE anticipates that the difficult conditions in the financial services markets are not likely to improve in the near future.

GE also reaffirmed its longstanding commitment to its Triple-A rating. It is taking steps to further strengthen its capital and liquidity position, including:

•
Increasing capital in GE Capital Corporation (“GE Capital”) to reduce leverage ratios through a reduction in the GE Capital dividend to GE from 40% to 10% of GE Capital earnings and by suspending the current GE stock buyback.

•	Having already completed $70 billion in long-term funding year-to-date, GE Capital will not have to raise any additional long-term debt for the remainder of 2008.

•	Reducing GE Capital’s commercial paper debt to a level of 10-20% of GE Capital debt.

•	Accelerating the attainment of GE’s goal of a 60-40 industrial-financial services earnings split to the end of 2009.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished herewith:

Exhibit Description

99           Press release, dated: September 25, 2008, issued by General Electric Company

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Capital Services, Inc.
(Registrant)

Date: September 25, 2008	/s/ Jamie S. Miller
Jamie S. Miller
Senior Vice President and Controller

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